SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

USIP.COM, INC.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     (set forth the amount on which the filing is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[  ] Fee paid previously with preliminary materials:

_____________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.

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 (3) Filing Party:

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(4) Date Filed:

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Information Statement

 Relating to the Reincorporation In Nevada by Merger of USIP.COM, Inc. (A Utah Corporation) into USIPNV, INC. (a Nevada Corporation)

USIP.COM, Inc.

7325 Oswego Rd.

Liverpool, New York 13090

Dear USIP.Com, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1.)

Approval of a change of our state of domicile from the state of Utah to the state of Nevada through a Reincorporation Merger of USIP.COM, Inc, a Utah Corporation (USIP Utah) into our wholly owned Nevada subsidiary USIPNV, Inc. (USIP Nevada).

2.)

Approval of the election of Directors.

As of the close of business on September 1, 2005, the record date for shares entitled to notice of and to sign written consents in connection with the reincorporation, there were 17,804,388 shares of our common stock outstanding.  Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving the Reincorporation Merger and the election of Directors on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. The Actions will be effective 20 days from the mailing of the Information Statement, which is expected to take place on September ____, 2005, and such Actions will result in the following:

1.)

The company being governed by the laws of the state of Nevada;

2.)

Your right to receive one share of the common stock of USIP Nevada for each share of common stock of USIP Utah.

3.)

The Certificate of incorporation of USIP Nevada authorizes 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock .

 See Reincorporation in Nevada – Principal Features of Reincorporation.

The Plan and Agreement of Merger provides for the mandatory exchange of certificates representing shares of USIP Utah for certificates representing shares of USIP Nevada. We urge you to follow the instructions set forth in the attached Information Statement under "How to Exchange USIP Utah Certificates for USIP Nevada Certificates".

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing.  The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.  A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Craig H. Burton

Craig H. Burton, President

USIP.COM, INC.

7325 OSWEGO ROAD

LIVERPOOL, NEW YORK  13090

REINCORPORATION IN NEVADA

The following discussion summarizes certain aspects of the Reincorporation of USIP Utah in Nevada. This summary does not include all of the provisions of the Agreement and Plan of Merger between USIP Utah and USIP Nevada, a copy of which is attached hereto as Exhibit "A," the Amended and Restated Articles of Incorporation of USIP Nevada (the "Nevada Certificate"), a copy of which is attached hereto as Exhibit "B" or the  bylaws of USIP Nevada, a copy of which is attached hereto as Exhibit “C”.  Copies of the Articles of Incorporation and the Bylaws of USIP Utah (the " USIP Utah Articles" and the " USIP Utah By-Laws," respectively) are available for inspection at the principal office of USIP Utah and copies will be sent to shareholders upon request.

PRINCIPAL REASONS FOR REINCORPORATION

The Board of Directors believes that the Reincorporation will give USIP Utah greater flexibility and simplicity in corporate governance than is available under Utah Law and will increase the marketability of USIP Utah's securities. In addition, Nevada Law provides for greater  flexibility in raising capital and other corporate transactions.  Nevada impose no franchise taxes or corporate income taxes on corporations that are incorporated in Nevada.

The State of Nevada is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Nevada or have changed their corporate domiciles to Nevada in a manner similar to that proposed by USIP Utah. Consequently, the Nevada judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Nevada Law. Nevada corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to USIP Utah's corporate legal affairs. For these reasons, the Board of Directors believes that USIP Utah's business and affairs can be conducted to better advantage if USIP Utah is able to operate under Nevada Law. See "Significant Differences between the Corporation Laws of Nevada and Utah."

PRINCIPAL FEATURES OF THE REINCORPORATION

The Reincorporation will be effected by the merger of USIP Utah with and into USIP Nevada, a wholly-owned subsidiary of USIP Utah which was incorporated under the Nevada Revised Statutes (the "Nevada Law") for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Nevada and Utah, which filings will occur on the Effective Date, or as soon as practicable thereafter. Following the Merger, USIP Nevada will be the surviving corporation and will operate under the name " USIP.COM, Inc."

On the Effective Date, (i) any fractional shares of USIP Utah common stock that a holder of shares of USIP Utah common stock would otherwise be entitled to receive upon exchange of his USIP Utah common stock will be canceled with the holder thereof being entitled to receive one whole share of common stock of USIP Nevada common stock, (ii) each outstanding share of USIP Utah common stock shall be retired and canceled and shall resume the status of authorized and unissued USIP Nevada stock, and (iii) shares of USIP Utah common stock submitted to the Surviving Corporation in accordance with the terms hereof shall be converted into shares of USIP Nevada  common stock.

The Articles of Incorporation and bylaws of USIP Nevada are significantly different from the Articles of Incorporation and bylaws of USIP Utah. Because of the differences between the Articles of Incorporation and bylaws of USIP Utah and the laws of the State of Utah, which govern USIP Utah, and the Articles of Incorporation and bylaws of USIP Nevada and the laws of the State of Nevada, which govern USIP Nevada, your rights as stockholders will be affected by the reincorporation. See the information under "Significant Differences between USIP Utah and USIP Nevada" for a summary of the differences between the Articles of Incorporation and bylaws of USIP Utah and the laws of the State of

Utah and the Articles of Incorporation and bylaws of USIP Nevada and the laws of the State of Nevada.

The New Board of Directors will consist of those persons elected as described below. The individuals who will serve as executive officers of USIP Nevada are those who currently serve as executive officers of USIP Utah. Such persons and their respective terms of office are set forth below under the caption "Management”.

Pursuant to the terms of the Agreement and Plan of Merger, the Merger may be abandoned by the Board of Directors of USIP Utah and USIP Nevada at any time prior to the Effective Date. In addition, the Board of Directors of USIP Utah may amend the Agreement and Plan of Merger at any time prior to the Effective Date provided that any amendment made may not, without approval by the Majority Holders, alter or change the amount or kind of USIP Nevada common stock to be received in exchange for or on conversion of all or any of USIP Utah Common Stock, alter or change any term of the Nevada Articles or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of USIP Utah common stock.

Our daily business operations will continue at our principal executive offices located at 7325 Oswego Rd., Liverpool, New York 13090.

How to Exchange USIP Utah Certificates for the USIP Nevada Certificates

Enclosed are (i) a form letter of transmittal and (ii) instructions for effecting the surrender of USIP Utah Certificates in exchange for USIP Nevada Certificates. Upon surrender of a USIP Certificate for cancellation to USIP Nevada, together with a duly executed letter of transmittal, the holder of such USIP Utah Certificate shall, as soon as practicable following the Effective Date, be entitled to receive in exchange therefor a USIP Nevada Certificate representing that number of whole shares of USIP Nevada common stock into which USIP Utah Common Stock theretofore represented by USIP Utah Certificate so surrendered have been converted in the Merger.

Because of the Reincorporation in Nevada as a result of the Merger, holders of USIP Utah Common Stock are required to exchange their USIP Utah Certificates for USIP Nevada Certificates. Certificates of USIP Utah common stock that are not exchanged in accordance with the terms of the Merger Agreement will be cancelled and holders of such shares will not be entitled to any further dividends, distributions, or voting rights as a shareholder.

CAPITALIZATION

The authorized capital of USIP Utah, on the Record Date, consisted of 25,000,000 shares of common stock, $.01 par value.  Approximately 17,804,388 shares of USIP Utah common stock were outstanding. The authorized capital of USIP Nevada, which will be the authorized capital of USIP Utah after the Reincorporation, consists of 100,000,000 shares of Common Stock, par value $.0001 per share ("USIP Nevada common stock") and 10,000,000 shares of preferred stock, $.0001 par value per share (collectively, the "Nevada Preferred Stock"). The Reincorporation will not affect total stockholder equity or total capitalization of USIP Utah.

The New Board of Directors may in the future authorize, without further stockholder approval, the issuance of such shares of USIP Nevada common stock or Nevada Preferred Stock to such persons and for such consideration upon such terms as the New Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

There are no present plans, understandings or agreements, and USIP Utah is not engaged in any negotiations that will involve the issuance of the Nevada Preferred Stock to be authorized. However, the New Board of Directors believes it prudent to have shares of Nevada Preferred Stock available for such corporate purposes as the New Board of Directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

It should be recognized that the issuance of additional authorized USIP Nevada common stock (or Nevada Preferred Stock, the terms and conditions of which including voting and conversion rights, may be set at the discretion of the Board of Directors) may have the effect of deterring or thwarting persons seeking to take control of USIP Nevada through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of USIP Nevada common stock or Nevada Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

SIGNIFICANT DIFFERENCES BETWEEN USIP UTAH AND USIP NEVADA

USIP Utah is incorporated under the laws of the State of Utah and USIP Nevada is incorporated under the laws of the State of Nevada. Those stockholders that tender their certificates representing the shares of our common stock for exchange will become stockholders of USIP Nevada. Their rights as stockholders will be governed by the Title 7, Chapter 78 of the Nevada Law and the Articles of Incorporation and bylaws of USIP Nevada rather than the Utah Law and the USIP Utah Articles of Incorporation and bylaws.

Corporate Name. The Reincorporation will not effect a change in USIP Utah's name. Following the Merger, USIP Nevada will be the surviving corporation and will operate under the name "USIP.Com, Inc."

Limitation of Liability. The Nevada Articles contain a provision limiting or eliminating, with certain exceptions, the liability of directors to USIP Nevada and its shareholders for monetary damages for breach of their fiduciary duties. The USIP Utah Articles contains no similar provision. The Board of Directors believes that such provision will better enable USIP Nevada to attract and retain as directors responsible individuals with the experience and background required to direct USIP Nevada's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

At the same time, directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently, legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

The Nevada legislature considered such developments a threat to the quality and stability of the governance of Nevada corporations because of the unwillingness of directors, in many instances, to serve without the protection which insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision making by directors who do serve without the protection of traditional insurance coverage. In response, in 1987 the Nevada legislature adopted amendments to the Nevada Revised Statues which permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the personal liability of Directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties and to purchase insurance to provide protection to Directors. Similar charter provisions limiting a director's liability are permitted under Utah Law, however, the USIP Articles contain no such provision.

The Board of Directors believes that the limitation on directors' liability permitted under Nevada Law will assist USIP Nevada in attracting and retaining qualified directors by limiting directors' exposure to liability. The Reincorporation proposal will implement this limitation on liability of the directors of USIP Nevada, inasmuch as the Nevada Articles provide that to the fullest extent that the Nevada Law now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to USIP Nevada or its stockholders for monetary damages for breach of fiduciary duty. Under such provision, USIP Nevada's directors will not be liable for monetary damages for acts or omissions occurring on or after the Effective Date of the Reincorporation, even if they should fail through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Nevada Articles would not limit or eliminate any liability of directors for acts or omissions occurring prior to the Effective Date. As provided under Nevada Law, the Nevada Articles cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to USIP Nevada; acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the Nevada Law, or transactions from which a director derived an improper personal benefit. Further, the Nevada Articles would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. The Nevada Articles pertain to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, the Nevada Articles would not affect a director's liability to third parties or under the federal securities laws.

USIP Utah has not received notice of any lawsuit or other proceeding to which the Nevada Articles might apply. In addition, the provision is not being included in the Nevada Articles in response to any director's resignation or any notice of an intention to resign. Accordingly, USIP Nevada is not aware of any existing circumstances to which the provision might apply. The Board of Directors recognizes that the Nevada Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit USIP Nevada and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that the Nevada Articles are in the best interests of USIP Nevada and its stockholders, since it should enhance USIP Nevada's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that the Nevada Articles may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

The Nevada Articles may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of the Nevada Articles could result in increased expense to USIP Nevada. USIP Nevada believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of USIP Nevada's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadening indemnification rights. Because the Nevada Articles deal with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Reincorporation.

Indemnification. The Nevada Law authorize broad indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Nevada Articles reflect the provisions of Nevada Law, as amended, and, as discussed below, provide broad rights to indemnification.

In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although USIP Utah's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. This is particularly true for directors who are not also officers of the corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

The broad scope of indemnification now available under Nevada Law will permit USIP Nevada to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance USIP Nevada's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of USIP Nevada with regard to the best interests of USIP Nevada and its stockholders.

The Nevada Articles are quite different from the USIP Utah Articles and require indemnification of USIP Nevada's directors and officers to the fullest extent permitted under Nevada law as from time to time in affect, with respect to expenses, liability or loss actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of USIP Nevada or is or was serving at the request of USIP Nevada as a director or officer of another corporation or of a partnership, joint venture; trust, employee benefit plan or other enterprise at the request of USIP Nevada. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding; consistent with applicable law from time to time in effect; provided, however, that if the Nevada Law requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay USIP Nevada if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for losses, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve USIP Nevada. Under the Nevada Law USIP Nevada may, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Nevada Articles provide that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

The Nevada Articles provide for payment of all expenses incurred (to the fullest extent of the law).

Under Utah Law, as with Nevada Law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Nevada Law and the Nevada Articles, USIP Nevada will be permitted to indemnify its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the USIP Utah Articles or expressly provided for under Nevada or Utah Law.

Insofar as the Nevada Articles provide indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

The Board of Directors recognizes that USIP Nevada may in the future be obligated to incur substantial expense as a result of the indemnification rights conferred under the Nevada Articles, which are intended to be as broad as possible under Nevada law. Because directors of USIP Nevada may personally benefit from the indemnification provisions of the USIP Nevada Articles, the members of the Board of Directors may be deemed to have a personal interest in the effectuation of the Reincorporation.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEVADA AND UTAH

USIP Utah is incorporated under the laws of the State of Utah and USIP Nevada is incorporated under the laws of the State of Nevada. On consummation of the Reincorporation, the stockholders of the Company, whose rights currently are governed by Utah Law and the USIP Utah Articles and the USIP Utah Bylaws, which were created pursuant to Utah Law, will become stockholders of a Nevada Company, USIP Nevada, and their rights as stockholders will then be governed by Nevada Law and the Nevada Articles and the Nevada Bylaws which were created under Nevada Law.

Although the corporate statutes of Utah and Nevada are similar, certain differences exist. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the Nevada Law and the Utah Law to understand how these laws apply to the Company and USIP Nevada.

Classified Board of Directors. Both Utah and Nevada Law permit corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. Neither USIP Utah nor USIP Nevada have classified boards.

Removal of Directors. Under Utah Law, members of a classified board of directors may only be removed for cause. Removal requires the vote of a majority of the outstanding shares entitled to vote for the election of directors. Nevada Law provides that any or all directors may be removed by the vote of two-thirds of the voting interests entitled to vote for the election of directors.   Nevada does not distinguish between removal of directors with and without cause. The reincorporation may make it more difficult for the stockholders of USIP Nevada to remove a member of the board of directors for cause, because it increases the number of shares that must be voted for removal.

Special Meetings of Stockholders. Utah Law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the Articles of Incorporation or bylaws to call a special stockholder meeting. Nevada Law does not address the manner in which special meetings of stockholders may be called but permits corporations to determine the manner in which meetings are called in their bylaws. The Articles of Incorporation and bylaws of USIP Utah and the Articles of Incorporation and bylaws of USIP Nevada each provide that special meetings of the stockholders may be called by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors. There will be no change to this provision as a result of the reincorporation.

Special Meetings Pursuant to Petition of Stockholders. Utah Law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Utah if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting or if there is no such date designated, within 13 months after the last annual meeting. Nevada Law is more restrictive. Under Nevada Law stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for the stockholders of USIP Nevada to require that an annual meeting be held without the consent of the board of directors.

Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. Both Utah and Nevada Law permit cumulative voting if provided for in the certificate or articles of incorporation and pursuant to specified procedures. Neither the Articles of Incorporation of USIP Utah nor the Articles of Incorporation of USIP Nevada provide for cumulative voting. The reincorporation does not change the fact that the stockholders do not have the right to cumulate their votes.

Vacancies: Under Utah Law, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Similarly, Nevada Law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The bylaws of both USIP Utah and USIP Nevada address the election of persons to fill vacancies on the board of directors in the same manner.

Indemnification of Officers and Directors and Advancement of Expenses. Utah and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Utah and Nevada Law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Utah Law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Utah corporation has the discretion to decide whether or not to advance expenses, unless its Articles of Incorporation or bylaws provides for mandatory advancement. Nevada Law differs in two respects: First, Nevada Law applies to advance of expenses incurred by both officers and directors. Second, under Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. There will not be a significant difference in stockholders' rights with respect to this issue, because the bylaws of USIP Utah do not address this issue, while the USIP Nevada bylaws grant the Board of Directors discretion in determining whether to advance expense in the circumstances  described above.

Limitation on Personal Liability of Directors. Nevada Law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a Company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Articles of Incorporation of USIP Nevada exclude director liability to the maximum extent allowed by Nevada Law. The reincorporation will result in the elimination of any liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

Dividends: Utah Law is substantially the same as Nevada Law with respect to when dividends may be paid or redemption of its shares. Under the Utah Law, unless further restricted in the Articles of Incorporation, a corporation may pay dividends redeem or repurchase its shares only if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities. Nevada Law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. The reincorporation does not significantly change the ability of USIP Nevada to pay dividends or other distributions that would be payable under Utah Law.

Restrictions on Business Combinations. Both Utah and Nevada Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Utah Law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Utah Law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

Nevada Law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. A Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

Neither the USIP Utah, nor USIP Nevada have opted out of the applicable statutes and the more stringent requirements of Nevada Law applying to mergers and combinations after the Effective Date of the reincorporation.

Amendment to Articles of Incorporation or Bylaws. Both Utah and Nevada Law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate or articles of incorporation. Both Utah and Nevada Law also provide that in addition to the vote of the stockholders, the vote of a majority of the outstanding shares of a class may be required to amend the Articles of Incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Utah and Nevada Law permit the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the Articles of Incorporation, respectively.

Actions by Written Consent of Stockholders. Both Utah and Nevada Law provide that, unless the Articles of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote consents to the action in writing. Utah Law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada Law does not require notice to the stockholders of action taken by less than all of the stockholders.

Stockholder Vote for Mergers and Other Corporation Reorganizations. Both jurisdictions require authorization by an absolute majority of the outstanding voting rights, as well as approval by the board of directors, of the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Utah nor Nevada Law require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its Articles of Incorporation) if: (a) the merger agreement does not amend the existing Articles of Incorporation of the surviving corporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

APPRAISAL RIGHTS

Dissenters’ Rights

If the Reincorporation Merger, is consummated, USIP Utah shareholders who have not consented to the Merger will have the right to dissent to the Merger and obtain payment of the fair value of their shares of USIP Utah common stock. The rights of USIP Utah shareholders who desire to dissent from the Merger are governed by the provisions of Sections 16-10a-1301, et seq. of the Utah Revised Business Corporation Act, a copy of which is attached hereto as Exhibit D. Pursuant to such provisions, if the merger is consummated, any shareholder of record of USIP Utah who objects to the Merger and who fully complies with Sections 16-10a-1301 of the Utah Revised Business Corporation Act will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of USIP Utah common stock.  For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights under the Utah Revised Business Corporation Act, the fair value of a dissenting shareholder’s USIP common stock equals the value of the shares immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger transactions.

Any USIP Utah shareholder desiring to receive payment of the fair value of his or her USIP Utah common stock in accordance with the requirements of the Utah Revised Business Corporation Act: (i) must deliver to USIP Utah prior to 20 days from the date this notice is mailed to shareholders, a written notice of his or her intent to demand payment for his or her shares if such Transactions are consummated; (ii) must not vote his or her shares in favor of the Merger; and (iii) must demand payment. A filing of the written notice of intent to dissent with respect to the merger should be sent to: USIP, 7325 Oswego Rd., Liverpool, NY 13090.

Within ten (10) days of the later of the effective date or receipt of a payment demand by a shareholder in accordance with USIP’s  Utah dissenters’ notice sent to those shareholders who notified USIP Utah of their intent to dissent, described in (i) above, USIP Utah  must offer to pay to each dissenting shareholder the amount USIP Utah estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. Such notice and offer must be accompanied by: (i) USIP’s Utah balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of making an offer, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any; (ii) a statement of the corporation’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 16-10a-1322 of the Utah Revised Business Corporation Act; and (v) a copy of the dissenters’ rights provisions of the Utah Revised Business Corporation Act.

If USIP Utah does not complete the proposed Transactions within sixty (60) days after the date set for demanding payment and USIP Utah again proposes to effect the merger, it must send a new dissenter’s notice in accordance with the Utah Revised Business Corporation Act and repeat the payment demand procedure.

A dissenting USIP shareholder may notify USIP Utah in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate of the fair value if the shareholder believes the amount offered by USIP Utah is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

A dissenting shareholder waives his or her right to demand payment for the shares and is deemed to have accepted USIP’s Utah offer unless he or she notifies USIP Utah of his or her demand in writing within thirty (30) days after the date that USIP Utah offers payment.

If a demand for payment remains unsettled, USIP Utah must file an action in a court of competent jurisdiction, requesting that the fair value of such shares be found and determined. USIP Utah must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If USIP Utah does not commence the proceeding within such sixty (60) day period, it shall be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

The foregoing does not purport to be a complete statement of the provisions of the Utah Revised Business Corporation Act relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissenters’ rights provisions of the Utah Revised Business Corporation Act, which is attached to this proxy as Exhibit D.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

The Company believes that for federal income tax purposes no gain or loss will be recognized by USIP Utah, USIP Nevada or the shareholders of USIP Utah who receive USIP Nevada common stock for their USIP Utah common stock in connection with the Reincorporation. The adjusted tax basis of each whole share of USIP Nevada common stock received by a shareholder of USIP Utah as a result of the Reincorporation will be the same as the shareholder's aggregate adjusted tax basis in the shares of USIP Utah common stock converted into such shares of USIP Nevada common stock.  A shareholder who holds USIP Utah common stock will include in his holding period for the USIP Nevada common stock that he receives as a result of the Reincorporation his holding period for USIP Utah Common Stock which he converted into such USIP Nevada common stock.

Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and because of the uniqueness of each individuals capital gain or loss situation, shareholders contemplating exercising statutory appraisal rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

MANAGEMENT

The present officers and directors of USIP Nevada will continue to be the officers and directors of surviving Corporation. This will result in the following persons serving in the following capacities for one year or until their respective successors are elected and qualified:

Name

Age

Position

Craig Burton

43

Chairman of the Board of Directors and President

Joseph J. Passalaqua

31

Secretary

Lewis A. McGuinness

58

Director

Craig Burton attended the University of south Carolina-Coastal and was duly licensed real estate agent in the State of New York.  He began working in marketing for a long distance carrier in 1996 and then moved to Datone as Director of Marketing for payphones and prepaid cards.

Joseph J. Passalaqua has served as a technical support employee for Datone Communications, Inc., a payphone company.  He was elected an Officer and Director of Datone in 1999.  Several other payphone companies in the Central New York area have employed him.

Lewis A. McGuinness managed a pay phone business by the name of Cointel Leasing, Inc., located in Syracuse, New York from 1995 until 2000.  Mr. McGuinness has been retired since leaving Cointel Leasing.

BOARD OF DIRECTORS; ELECTION OF OFICERS

All directors hold offices until the next annual meeting of shareholders and until their successors are duly elected and qualified.  Any vacancy occurring in the board of directors may be filled by the shareholders, the board of directors, or if the directors remaining in the office constitute less than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.  A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

Audit Committee

USIP Utah does not currently have an audit committee, and its Board of Directors serves this function.  This policy will be continued by USIP-Nevada.  In addition, the Board does not have a financial expert as defined by Regulation S-B Item 401.  USIP Utah has not been able to attract a financial expert to serve on its Board of Directors; however, USIP Nevada  will be seeking a candidate to serve in this role in the future.

Code of Ethics

USIP Utah has not adopted a Code of Ethics for its principal executive and financial officers.  Due to USIP Utah’s limited operations the Company’s Board of Directors does not believe a code of ethics is necessary at this time.  USIP Nevada’s Board of Directors will revisit this issue in the future to determine if adoption of a code of ethics is appropriate.  In the meantime, USIP Utah’s management intends to promote honest and ethical conduct, full and fair disclosures in its reports with the SEC, and compliance with applicable governmental laws and regulations

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awards	Securities Under- Lying Options/ SARS	LTIP Payouts	All Other Compen- Sation
Craig Burton, President	2004 2003 2002	40,040 40,040	-0- -0-	-0- -0-	-0- -0-	-- --	-- --	-- --
Joseph Passalaqua, Treasurer	2004 2003	27,040 27,040	-0- -0-	-0- -0-	-0- -0-	-- --	-- --	-- --

We have health insurance for our employees. We do not have retirement, pension, profit sharing, stock options, or other similar programs for the benefit of our employees.

Option and SARS

USIP Utah has no option or SAR programs and no options or SAR’s were granted to any of its employees.

Long Term Incentive Plans

USIP Utah has no long term incentive plans for its officers, directors or employees.

OWNERSHIP OF SHARES

The following table sets forth certain information as of September 1, 2005 regarding the number of shares of Common Stock beneficially owned by each director and each Executive Officer of the Company, all directors and executive officers of the Company as a group, and all persons known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock.  The percentage of common shares as reflected in the tab below is based on 17,804,388 shares of common stock of the Company outstanding on September 1, 2005.  All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.  Each person named below has the sole voting and investment power with respect to his share of Common Stock owned as reflected in the table below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Craig H. Burton	150,000	*
Joseph J. Passalaqua	200,000	*
Epic Events Trust, Gibralter	5,910,111	33.1%
Riviera Bay Holding Trust, Gibralter	6,622,161	37.2%

International Caribbean Trust, Ltd., Gibralter	1,425,839	8.0%
All current directors and executive	350,000	*
Officers as a group (3 persons)

_____________________________________________________________________________________________

* Represents less than one percent of the outstanding Common Stock.

PRINCIPAL ACCOUNTANTS

The Surviving Corporation plans to continue to use Robison Hill & Company as its principal independent public accountant for the current fiscal year.  Aggregate fees billed by the Company’s principal accountants, Robinson, Hill & Company, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$11,779	$20,800
Audit-Related Fees	0	0
Tax Fees (2)	864	4,000
All Other Fees	0	0
Total	$12,643	$24,800

(1) Comprised of the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, as well as consents related to and reviews of other documents filed with the Securities and Exchange Commission.

(2) Comprised of preparation of all federal and state corporate income tax returns for the Company and its subsidiaries.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent accountants must now be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. The Company does not have an Audit Committee, therefore, the Board of Directors reviews and approves audit and permissible non-audit services performed by Robinson, Hill & Company, as well as the fees charged by Robinson, Hill & Company for such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”).  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms received by us with respect to fiscal year 2004, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company’s equity securities have been met.

FORM 10-KSB

A copy of the USIP.COM, Inc. Form 10K-SB for the period ending December 31, 2004, as filed with the United States Securities and Exchange Commission will be furnished without charge to the shareholder as of the record date upon written request to USIP.COM Inc., 7325 Oswego Road., Liverpool, NY 13090.

EXHIBITS INDEX

A. Agreement and Plan of Merger

B. Nevada Articles of Incorporation

C. Nevada Bylaws

D. Utah Appraisal Rights

E.  Form of Transmittal Letter and Instructions

End of Filing